                                                                    EXHIBIT 10.6


                     DEP CORPORATION EXECUTIVE BONUS PLAN
                        FISCAL YEAR ENDED JULY 31, 1997


I.    BONUSES ARE EARNED ON THE FOLLOWING PERFORMANCE OBJECTIVES:


                                                          Performance Objectives
                                                          ----------------------
      Category    Category Description                    Business      Personal
      --------    --------------------                    --------      --------
        I         President and CEO                          100%          --

        II        Chief Financial Officer                    100%          --

        III       Senior V.P. and V.P.                       100%          --

II.   CORPORATE/DIVISION BUSINESS OBJECTIVES:

      To foster each executive's commitment to teamwork and share in the Company's overall success, targeted Business Objectives for participants should include Corporate/Division performance factors as below:

                                                Percentage of Total Business Objectives
      Participant's Reporting                   ---------------------------------------
               Level                                      Corporate      Division
      -----------------------                             ---------      --------
      President and CEO                                     100%           n/a

      Vice President, Sales                                  50%           50%

      Vice President, Marketing                              50%           50%

      Senior Vice President, International                   50%           50%

      Vice President, Operations                             80%           20%

      Vice President, R&D and Contract Packaging             80%           20%

      All Other Vice Presidents                             100%           n/a

      Except for the President and CEO who is covered by a separate plan, Corporate Business Objectives for Operational and Administrative Executives are set forth in Schedule A; Corporate Business Objectives for Sales and Marketing Executives are set forth in Schedule B; Division Business Objectives are set forth in Schedule C.

                                 Exhibit 10.6

                                  SCHEDULE A
                         CORPORATE BUSINESS OBJECTIVES
                        OPERATIONAL AND ADMINISTRATIVE


      Corporate Business Objectives are the attainment of planned levels of Operating Income covering a three year period, as follows:

                                  Fiscal Years Ending July 31,
                              -----------------------------------
                                 1997        1998         1999
                              ----------  ----------  -----------
Threshold Level               $           $           $
Target Level                  $           $           $

      The annual Performance Awards payable for the achievement of each of the above levels, are as follows:


A.    CASH COMPENSATION:

                                Fiscal Years Ending July 31,
                               ------------------------------
                                 1997       1998       1999
                               --------   --------   --------
        Threshold Bonus              15%        15%        15%
            and
        Target Bonus                 25%        35%        45%
        TOTAL POTENTIAL              40%        50%        60%

B. DEFERRED COMPENSATION BASED ON STOCK OPTION APPRECIATION RIGHTS. Payout is equal to the difference of the market price on the third anniversary of the grant less a per share price of $1.625 multiplied by the number of shares granted. The grant date is October 1 after the end of each fiscal year if profit levels are achieved. The shares subject to grant are as follows:

     Threshold Shares            2,500       2,500       2,500
         and
     Target Shares               5,000       5,000       5,000
     TOTAL POTENTIAL             7,500       7,500       7,500


      If actual performance falls between the Threshold and Target levels, the percentage of the Performance Award earned, cash and stock options, will be at the discretion of: (1) the Compensation Committee of the Board of Directors, in the case of Category I and (2) the Chief Executive Officer, in the case of Category II and III, in each case based upon the individual executives personal performance.

                                   SCHEDULE B
                          CORPORATE BUSINESS OBJECTIVES
                               SALES AND MARKETING


      Corporate Business Objectives are the attainment of planned levels of Operating Income covering a three year period, as follows:

                                  Fiscal Years Ending July 31,
                              -----------------------------------
                                 1997        1998         1999
                              ----------  ----------  -----------
Threshold Level               $           $           $
Target Level                  $           $           $


      The annual Performance Awards payable for the achievement of each of the above levels, are as follows:

A.    CASH COMPENSATION:

                                Fiscal Years Ending July 31,
                               ----------------------------
                                1997       1998       1999
                               ------     ------     ------
        Threshold Bonus            20%        20%        20%
             and
        Target Bonus               25%        40%        50%
        TOTAL POTENTIAL            45%        60%        70%

B. DEFERRED COMPENSATION BASED ON STOCK APPRECIATION. Payout is equal to the difference of the market price on the third anniversary of the grant less a per share price of $1.625 multiplied by the number of shares granted. The grant date is October 1 after the end of each fiscal year if profit levels are achieved. The shares subject to grant are as follows:

     Threshold Shares             2,500      2,500       2,500
         and
     Target Shares                5,000      5,000       5,000
     TOTAL POTENTIAL              7,500      7,500       7,500

      If actual performance falls between the Threshold and Target levels, the percentage of the Performance Award earned, cash and stock options, will be at the discretion of the Chief Executive Officer based upon the individual executives personal performance.

                                   SCHEDULE C
                          DIVISION BUSINESS OBJECTIVES
                        FISCAL YEAR ENDING JULY 31, 1997

      Annually the sales and marketing divisions develop their respective internal plan goals which are the basis for the Company's profit plan. It is very important that the internal plans reflect achievable results for sales and profit growth. Although it is recognized that sales represent a vital element in order to meet our profit goals, Division Business Objectives ("DBO's") are based on the attainment of specified levels of the internal plan's Profit Before General and Administrative Expenses (PBG&A). This one factor is utilized for DBO determination for ease of understanding and recognizes that in order to meet the PBG&A, commensurate sales levels must also be achieved. The internal plan's DBO's and achievement levels for bonus determination are as follows:

                                                                     Percentage of Plan For
      Participant's Reporting                     Internal Plan      ------------------------
               Level                                PBG&A            Threshold     Target
      ------------------------                    -------------      ---------     ------
      Vice President, Sales                       $                       90%       105%

      Vice President, Marketing                   $                       90%       105%

      Senior Vice President, International        $                       90%       105%

      Vice President, Operations                  $                       90%       105%

      Vice President, R&D and Contract Pkg        $                       90%       105%

Determination of Cash Compensation:

If the specified percentage level of the internal plan's PBG&A is achieved, then the executive shall be entitled to receive the corresponding bonus level pursuant to Schedule B. The dollar bonus would be determined by: (1) multiplying the executives base salary times the applicable Cash Compensation Bonus percentage (Schedule B); and (2) the result of (1) times the appropriate Divison Percentage of Total Business Objectives (under Section II Corporate/ Division Business Objectives). For example, if the sales/marketing executive achieved the Target Level and base salary was $100,000 per year with satisfactory personal performance, his/her cash compensation relative to DBO's would be: $100,000 X 45% = $45,000 X 50% = $22,500.

Determination of Stock Appreciation Rights:

If the specified percentage level of the internal plan's PBG&A is achieved, then the executive shall be entitled to receive the corresponding bonus level pursuant to Schedule B. The number of stock rights would be determined by multiplying the executives earned Stock Appreciation Shares, Threshold and/or Target (Schedule B), by the appropriate Divison Percentage of Total Business Objectives (under Section II Corporate/ Division Business Objectives). For example, if the sales/marketing executive achieved the Target Level with satisfactory personal performance, the earned Stock Appreciation Shares relative to DBO's would be: 7,500 X 50% or 3,750.

                                   SCHEDULE D
                         PERSONAL PERFORMANCE OBJECTIVES

      Personal Performance Objectives means the objectives established by the Company's President, which may be described in terms of either Company-wide objectives, divisional, departmental, or functional objectives and relate to a given fiscal year. The President may adjust the Personal Performance Objectives and any minimum acceptable level of achievement with respect to any Personal Performance Objective if, in the sole judgment of the President, events or transactions have occurred which are unrelated to the performance of the Participant and result in a distortion of the Personal Performance Objectives or such minimum acceptable level of achievement.